Exhibit 25.1

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-l

STATEMENT OF ELIGIBILITY AND QUALIFICATION

UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO SECTION 305(b)(2) ☒

DELAWARE TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

United States National Banking Association	56-1989961
(State of incorporation if not a national bank)	(I.R.S. employer identification no.)

Delaware Trust Company, National Association 300 Delaware Avenue, 9th Floor Wilmington, DE	19801
(Address of principal executive offices)	(Zip Code)

Same as above

(Name, address and telephone number, including

area code, of trustee’s agent for service)

USB Capital VI

(Exact name of obligor as specified in its charter)

The State of Delaware

(State or other jurisdiction of incorporation or organization)

[Applied For]

(I.R.S. employer identification no.)

c/o

Steve Finklea, Vice President

Delaware Trust Company, National Association

300 Delaware Avenue, 9th Floor

Wilmington, DE 19801

(Address, including zip code, of principal executive officers)

TRUST PREFERRED SECURITIES

(Title of the Securities)

1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject:

Name	Address
Federal Reserve Bank of Richmond, VA	Richmond, VA

Comptroller of the Currency	Washington, D.C.

Securities and Exchange Commission Division of Market Regulation	Washington, D.C.

Federal Deposit Insurance Corporation	Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

2. Affiliations with obligor and underwriters. If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

The Trustee is affiliated with Wachovia Capital Markets, LLC, an underwriter of the securities

(See Note 1 on Page 4.)

Because the obligor is not in default on any securities issued under indentures under which the applicant is trustee, Items 3 through 15 are not required herein.

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16.	List of Exhibits

All exhibits identified below are filed as a part of this statement of eligibility.

1.	A copy of the Articles of Association of Delaware Trust Company, National Association, is now in effect, which contain the authority to commence business and a grant of powers to exercise corporate trust powers,

2.	A copy of the certificate of authority of the trustee to commence business, if not contained in the Articles of Association.

3.	A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in exhibits (1) or (2) above.

4.	A copy of the existing By-laws of Delaware Trust Company, National Association, or instruments corresponding thereto.

5.	Inapplicable.

6.	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 is included at Page 4 of this Form T-l Statement.

7.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority is attached hereto.

8.	Inapplicable.

9.	Inapplicable.

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NOTE

Note 1: Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information. Item 2 may, however, be considered correct unless amended by an amendment to this Form T-1.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Delaware Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington, and State of Delaware, on the 9TH day of March, 2005.

DELAWARE TRUST COMPANY, NATIONAL ASSOCIATION (trustee)

By:	/s/ STEVE FINKLEA
Name:	Steve Finklea
Title:	Vice President

CONSENT OF TRUSTEE

Under section 321(b) of the Trust Indenture Act of 1939, as amended, and in connection with the proposed issuance by USB Capital VI of Trust Preferred Securities, Delaware Trust Company, National Association, as the trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefore.

DELAWARE TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ STEVE FINKLEA
Name:	Steve Finklea
Title:	Vice President

Dated: March 9, 2005

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